                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant / /
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-11(c) or
                 Section240.14a-12

                      LONGS DRUG STORES CORPORATION
------------------------------------------------------------
      (Name of Registrant as Specified In Its Charter)

------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the
                        Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                 NOTICE OF 2000 ANNUAL MEETING OF SHAREHOLDERS

                                     [LOGO]

    The Annual Meeting of Shareholders of Longs Drug Stores Corporation will be held at the Regional Center for the Arts, 1601 Civic Drive, Walnut Creek, California, on Tuesday, May 16, 2000, at 11:00 a.m., for the purposes of
(1) electing five directors; and (2) transacting such other business as may properly be brought before the meeting or any adjournment thereof.

    Only shareholders of record at the close of business on Tuesday, April 4, 2000, will be entitled to vote at the meeting.

    If you are unable to be present, you can now vote your shares by either telephone or the Internet or by signing the enclosed proxy and returning it in the enclosed postage paid envelope.

Walnut Creek, California

April 14, 2000

                                                   /s/ ORLO D. JONES

                                                   ORLO D. JONES

                                                   Secretary

                                     [LOGO]

                               EXECUTIVE OFFICES
                             141 NORTH CIVIC DRIVE
                         WALNUT CREEK, CALIFORNIA 94596

                                PROXY STATEMENT

    The following information is submitted concerning the enclosed proxy and the matters to be acted upon at the Annual Meeting of Shareholders of Longs Drug Stores Corporation (the "Company") to be held on May 16, 2000, or any adjournment thereof, pursuant to the Notice of said meeting.

    The approximate date on which this Proxy Statement and form of proxy are first being sent or given to shareholders is April 14, 2000.

                          INFORMATION CONCERNING PROXY

    The proxy is solicited on behalf of the Board of Directors of the Company. It may be revoked at any time before its exercise by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date. It may also be revoked by attendance at the meeting and election to vote in person.

    D.F. King & Co., Inc. has been engaged to assist in the solicitation of proxies from brokers, banks, institutions, and other shareholders for an anticipated fee of approximately $5,000, plus reasonable out-of-pocket costs and expenses. Certain directors, officers, and regular employees of the Company may solicit proxies by mail, telephone, telegraph, or personal interview. The entire cost of solicitation of proxies will be borne by the Company.

    As of April 4, 2000, the Company had 39,259,270 shares of Common Stock outstanding. Only shareholders of record at the close of business on April 4, 2000, will be entitled to notice of, and to vote at, the Annual Meeting. Each share is entitled to one vote. A plurality of all the votes cast at the meeting, with a quorum present, is sufficient to elect a director. Abstentions and broker non-votes will not be considered votes cast for the purposes of electing directors.

 SECURITY OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND PRINCIPAL STOCKHOLDERS

    The following table presents the number of shares of the Company's Common Stock owned beneficially as of April 4, 2000, by each director and nominee, each of the five most highly compensated executive officers for the fiscal year ended January 27, 2000, and all directors and executive officers as a group, and by all other persons known by the Company to beneficially own more than 5% of the Company's Common Stock.

                                             SHARES BENEFICIALLY OWNED(1)
                                            -------------------------------
NAME(2)                                     COMMON STOCK         % OF CLASS
-------                                     ------------         ----------
Robert M. Long............................   5,098,960(3)          12.99%
Vera M. Long Living Trust.................   3,735,103(4)           9.51%
Thomas J. Long Foundation.................   1,172,006(5)           2.99%
J.M. Long Foundation......................   1,045,820(6)           2.66%
Ariel Capital Management, Inc.............   4,104,745(7)          10.46%
Richard M. Brooks.........................       4,800              *
William L. Chenevich......................         500              *
William G. Combs..........................      11,500              *
Orlo D. Jones.............................      25,345              *
Brian E. Kilcourse........................      13,415              *
Mary S. Metz..............................         860              *
Ronald A. Plomgren........................     337,167(8)           *
Stephen D. Roath..........................      75,648              *
Gerald H. Saito...........................      15,322              *
Harold R. Somerset........................         800              *
Donald L. Sorby...........................       1,000              *
Thomas R. Sweeney.........................      19,688              *
Frederick E. Trotter......................       1,200              *
Anthony G. Wagner.........................         200              *
All directors and executive officers as a
  group (24 persons)......................   7,747,730(9)          19.73%
Employee Profit Sharing Plan..............   7,526,292(10)         19.17%

------------------------

*   Less than 1%

 (1) Participants in the Employee Profit Sharing Plan have the right to direct the trustee as to the voting of the shares of the Company's Common Stock that have been allocated to their respective stock accounts, and as such have voting power with respect thereto. The beneficial ownership of each individual included in this table who is a participant in the plan includes the shares held in that person's stock account under the plan. The aggregate number of shares so included for all such individuals is 93,384 and the maximum so included for any individual is 20,248. See note 10 below. Beneficial ownership also includes the shares of restricted stock held by executive officers in respect of which shares the executive officers have voting power. See note 1 to the Summary Compensation Table on page 6 for the shares of restricted stock held by the listed executive officers. The persons named in this table have sole voting and investment powers with respect to the shares indicated, except as otherwise noted and subject to community property laws, where applicable.

 (2) Except as otherwise noted, the address for all beneficial owners of more than five percent of the Company's stock is P.O. Box 5222, Walnut Creek, California 94596.

 (3) Includes 207,370 shares held in fiduciary for family members and other relatives for which R.M. Long has sole voting and investment power and 90,220 shares held in fiduciary capacity for family members for which R.M. Long has shared voting and investment power with E. Long. Excludes 15,845 shares held by family members. R.M. Long disclaims beneficial ownership of all shares referenced above. Also includes 3,000,000 shares held in fiduciary capacity for which R.M. Long has sole voting and investment power. Includes 974,159 shares held in a fiduciary capacity for which R.M. Long has shared voting and investment power.

 (4) Includes 3,000,000 shares held in fiduciary capacity for which R.M. Long has sole voting and investment power. Such shares appear in the table for both V.M. Long Living Trust and R.M. Long. Also includes 735,103 shares for which R.M. Long has shared voting and investment power.

 (5) T.R. Sweeney and W.G. Combs, with others, serve as co-trustees of the Thomas J. Long Foundation, and therefore share investment and voting power over these 1,172,006 shares. These shares are not included in the table for any of these individuals and each of them disclaims beneficial ownership thereof.

 (6) Four of the five co-trustees of the J.M. Long Foundation include R.M. Long, W.G. Combs, O.D. Jones, and S.D. Roath and they therefore share, with all co-trustees, investment and voting power over these 1,045,820 shares. These shares are not included in the table for any of these individuals and each of them disclaims beneficial ownership thereof.

 (7) Ariel Capital Management, Inc., in the capacity of investment advisor, has sole voting and investment power for 4,104,745 shares in behalf of 118 clients whom none individually own 5% or more of the Company's common stock. Ariel Capital Management, Inc., disclaims beneficial ownership in any of these shares. The address of Ariel Capital Management, Inc., is 307 N. Michigan Avenue, Suite 500, Chicago, Illinois 60601.

 (8) Includes 239,056 shares held in a fiduciary capacity for which R.A. Plomgren has shared voting and investment power.

 (9) Includes 1,172,006 shares held by the Thomas J. Long Foundation and 1,045,820 shares held by the J.M. Long Foundation because certain of the trustees of each entity are directors or executive officers of the Company.

(10) Merrill Lynch Trust Company of California is trustee of the Employee Profit Sharing Plan. Shares allocated to a plan member's account are voted by the plan member. Shares which are not allocated to a plan member's account, and shares which are allocated to a plan member's account but for which the trustee does not timely receive voting instructions, are voted by the trustee in the same proportion as those shares for which the trustee properly received directions. On April 4, 2000, there were 81 unallocated shares in the plan.

                         ITEM 1. ELECTION OF DIRECTORS

    The Board of Directors consists of thirteen members, divided into three classes. Five directors, as set forth below, are to be elected at the Annual Meeting. The remaining eight directors will continue to serve as set forth below. The proxy holders will vote the proxies received by them for the following five nominees for the terms set below and until their successors are duly elected and qualified (unless authorization to vote for election of directors has been withheld). The five nominees receiving the greatest number of votes will be elected as directors of the Company. The Company is unaware of any nominee who would be unavailable to serve if elected. In the event that any nominee shall be unable to serve, the proxies will be voted by the proxy holders for such other person as may be designated by the Board of Directors.

    The following sets forth information as to each nominee for election at this meeting and each director continuing in office, including their ages, present principal occupations and those held during the last five years, directorships in other publicly held corporations, membership in committees of the Board of Directors, and the year in which each first became a director of the Company. All occupations listed refer to the Company unless otherwise stated.

                     NOMINEES FOR ELECTION AT THIS MEETING
                           (TERMS TO EXPIRE MAY 2003)

    M.S. Metz, Ph.D., 62, President, S.H. Cowell Foundation, and Director. Prior thereto she was Dean, U.C. Berkeley Extension. Dr. Metz is a Director of Pacific Gas and Electric Corporation, UnionBanCal, and SBC Communications, Inc. Dr. Metz is a member of the Audit Committee and the Stock Bonus and Compensation Review Committee. She has been a Director of the Company since 1991.

    S.D. Roath, 59, President and Chief Executive Officer; and Director. Prior thereto he was President of the Company. He has been a Director of the Company since 1979.

    G.H. Saito, 55, Senior Vice President and District Manager; and Director. Prior thereto he was Vice President and District Manager. He has been a Director of the Company since 1995.

    T.R. Sweeney, 61, Retired Vice President and District Manager of the Company; and Director. He has been a Director of the Company since 1978.

    A.G. Wagner, 57, Executive Administrator, Community Health Network of San Francisco; and Director. Prior thereto he was Executive Administrator of Laguna Honda Hospital. He has been a Director of the Company since 1999.

                 DIRECTORS WHOSE PRESENT TERMS EXPIRE MAY 2001:

    R.M. Long, 61, Chairman of the Board and Director. Prior thereto he was Chief Executive Officer of the Company. Mr. Long chairs the Nominating Committee. He has been a Director of the Company since 1968.

    R.A. Plomgren, 66, Retired Senior Vice President--Development and Chief Financial Officer of the Company and Director. Prior thereto he was Senior Vice President--Development. Mr. Plomgren is a member of the Stock Investment Committee. He has been a Director of the Company since 1972.

    H.R. Somerset, 64, Retired Business Consultant and Director. Mr. Somerset is a Director of PLM International, Inc., and Brown and Caldwell. Mr. Somerset chairs the Stock Bonus and Compensation Review Committee and is a member of the Audit Committee, the Nominating Committee and the Stock Investment Committee. He has been a Director of the Company since 1997.

    F.E. Trotter, 69, President, F.E. Trotter, Inc., and Director. Mr. Trotter is a Director of Pacific Century Financial Corporation, Bank of Hawaii, and Maui Land and Pineapple Co. Mr. Trotter is a member of the Audit Committee. He has been a Director of the Company since 1989.

                   DIRECTORS WHOSE PRESENT TERMS EXPIRE 2002:

    R.M. Brooks, 71, Financial Consultant and Director. Mr. Brooks is a Director of BEI Technologies, Inc., and Granite Construction, Inc. Mr. Brooks chairs the Audit Committee and the Stock Investment Committee, and is a member of the Stock Bonus and Compensation Review Committee and the Nominating Committee. He has been a Director of the Company since 1988.

    W.L. Chenevich, 56, Vice Chairman, Firstar; and Director. Prior thereto he was Group Executive Vice President, Visa International. Mr. Chenevich is a Director of VeriSign, Inc. Mr. Chenevich is a member of the Stock Bonus and Compensation Review Committee. He has been a Director of the Company since 1999.

    W.G. Combs, 69, Retired Vice President--Administration of the Company and Director. Prior thereto he was Vice President--Administration of the Company. He has been a Director of the Company since 1980.

    D.L. Sorby, Ph.D., 66, Pharmaceutical Consultant and Director. Prior thereto he was Dean Emeritus of the School of Pharmacy at the University of Pacific. Dr. Sorby is a member of the Audit Committee. He has been a Director of the Company since 1995.

                             THE BOARD OF DIRECTORS

    During the fiscal year ended January 27, 2000, the Board of Directors met five times. During the fiscal year, each director attended more than 75% of all meetings of the Board and the Committees upon which they served.

                            COMMITTEES OF THE BOARD

    The Audit Committee is composed entirely of non-employee directors. The current Committee members are R.M. Brooks (Chairman), M.S. Metz., H.R. Somerset, D.L. Sorby, and F.E. Trotter. The Audit Committee's primary functions are to monitor the Company's accounting, financial reporting, and control procedures, and to recommend the independent certified public accountants to be selected by the Company. The Committee met two times during the fiscal year ended
January 27, 2000.

    The Stock Bonus and Compensation Review Committee establishes compensation for the Company's senior executive officers and administers the Company's long-term incentive plan. The current Committee members are H.R. Somerset (Chairman), R.M. Brooks, W.L. Chenevich and M.S. Metz. The Committee met two times during the fiscal year ended January 27, 2000.

    The Nominating Committee recommends to the Board of Directors candidates for directors of the Company. The Committee will consider qualified candidates, including those submitted by shareholders. Shareholder recommendations may be submitted to the Secretary in accordance with the Company's Bylaws. The Committee met one time during the fiscal year ended January 27, 2000. The current Committee members are R.M. Long (Chairman), R.M. Brooks, and
H.R. Somerset.

    The Stock Investment Committee is responsible for authorizing the purchase and sale by the Corporation, or by its subsidiary, Longs Drug Stores California, Inc. ("Subsidiary"), or by the Employee Profit Sharing Plan of the Subsidiary, of shares of the Corporation's Common Stock. The Committee met four times during the fiscal year ended January 27, 2000. The current Committee members are R.M. Brooks (Chairman), R.A. Plomgren, and H.R. Somerset.

                             EXECUTIVE COMPENSATION

    The table below sets forth the compensation earned by the following persons during the fiscal years ended January 27, 2000, January 28, 1999 and January 29, 1998 for services rendered in all capacities to the Company and its subsidiaries: (i) the chief executive officer (CEO) of the company, and
(ii) the four other most highly compensated executive officers of the Company.

                           SUMMARY COMPENSATION TABLE

                                                                         LONG-TERM
                                                                         COMPENSATION
                                            ANNUAL COMPENSATION            AWARDS
                                      --------------------------------   ----------
                                                             OTHER       RESTRICTED   ALL OTHER
  NAME AND PRINCIPAL       FISCAL                            ANNUAL        STOCK      COMPENSATION
  POSITION                  YEAR       SALARY    BONUS($)     COMP       AWARD(S)(1)($)  (2)($)
  -----------------------  --------   --------   --------   ----------   ----------   ----------
  R.M. Long                  2000     $180,000   $366,711     $2,823      $205,781      $2,588
  Chairman of the Board      1999      160,000    350,927      2,869        81,400       2,843
  and CEO                    1998      160,000    312,336      2,760        66,000       3,045

  S.D. Roath                 2000     $180,000   $407,457     $2,823      $205,781      $2,588
  President                  1999      160,000    363,924      2,869        81,400       2,843
                             1998      160,000    323,904      2,760        66,000       3,045

  R.A. Plomgren              2000     $110,000   $230,892     $2,823      $197,953      $2,588
  Senior Vice President--    1999      100,000    220,954      2,869        65,120       2,843
  Development and CFO        1998      100,000    196,656      2,760        52,800       3,045

  O.D. Jones                 2000     $110,000   $230,892     $2,823      $194,039      $2,588
  Sr. Vice                   1999      100,000    194,960      2,869        65,120       2,843
  President--Properties      1998      100,000    173,521      2,760        49,500       3,045

  B.E. Kilcourse--Sr.        2000     $100,000   $135,819     $2,823      $265,898      $2,588
  Vice President--CIO        1999       79,968    119,575      2,869        61,050       2,843
                             1998       78,318     88,477      2,760        49,500       3,045
  ----------------------------------------------------------------------------------------------

------------------------

(1) The number and value (based on last reported sale price on January 27, 2000), of the aggregate restricted stock held by the named executive officers at the end of Fiscal 2000 were: R.M. Long, 2,800 shares ($61,425); S.D. Roath, 3,000 shares ($65,813); R.A. Plomgren, 923 shares ($20,248);
    O.D. Jones, 2,520 shares ($55,283); and B.E. Kilcourse, 8,900 shares ($195,244). Dividends paid on restricted shares are retained by the Company and, when the restricted shares vest, the retained dividends thereon, plus interest earned by the Company's investment of dividends, are paid to the recipient.

(2) Comprised entirely of company contributions to the Employee Profit Sharing Plan for the indicated year that were allocated to the named executive officer's account.

                            DIRECTORS' COMPENSATION

    Directors who are employees of the Company or any subsidiary of the Company receive no additional compensation for their services as directors. Each other member of the Board is paid an annual retainer of $32,000 plus a fee of $1,000 for each Board meeting attended. Each director who is not an employee of the Company or any subsidiary of the Company receives $1,000 for each Committee meeting attended; provided, however, if more than one meeting is scheduled for the same day, the fee paid for any individual additional meeting is one-half (1/2) the amount of the meeting day. Each Committee Chairman receives an additional annual fee of $5,000 for each such position held, and each Committee member receives an additional annual fee of $1,000 for each committee upon which they serve.

    In addition to the above compensation, in May, 1999, the Board of Directors made stock grants to each of the nine directors who is not an employee of the Company or any subsidiary of the Company. The stock grants ranged from 200 to 300 shares per director. The closing price of the shares on the date of the grant was $35.0625.

                             TERMINATION AGREEMENTS

    The Subsidiary has entered into Agreements with the officers identified in the table under the caption "Executive Compensation" on page 6, and with 360 other officers and key employees of the Subsidiary, which Agreement provides for severance payments to such officers and employees. As to R.M. Long and S.D. Roath, provisions of the Agreement go into effect in the event of their discharge or resignation from the Subsidiary on or within two years after a Change in Control (as defined). As to R.A. Plomgren, O.D. Jones, and B.E. Kilcourse, provisions of the Agreement go into effect in the event of discharge by the Subsidiary on or within two years after a Change in Control (as defined) or by resignation on or after but less than 180 days after the date of a Change in Control, provided that such resignation was preceded by a material and detrimental alteration in the executive's position, responsibilities, compensation, or benefits from those in effect immediately prior to the Change in Control, or by resignation at any time within the period commencing 180 days after the date of Change in Control and ending two years after the date of such Change in Control. Change in Control means i) any change in the ownership or effective control of the Company or the Subsidiary, or ii) any change in the ownership of a substantial portion of the assets of the Company or the Subsidiary, all within the meaning of Section 280(G) of the Internal Revenue Code of 1986, as amended to date, or any successor provision thereto, regulations (including temporary and proposed regulations) promulgated thereunder and judicial interpretations of Section 280(G) and the regulations.

    If a Change in Control had occurred on December 31, 1999, and all executives and other employees covered by the Agreements had been discharged by the Company, Messrs. R.M. Long, S.D. Roath, R.A. Plomgren, B.E. Kilcourse and O.D. Jones would have been entitled to receive $1,709,589, $1,877,484, $1,077,893, $808,042, and $1,027,493, respectively. All other officers and employees covered by the Agreements would have been entitled to receive $92,767,418.

                              CERTAIN TRANSACTIONS

    In July, 1997, the Subsidiary entered into an agreement with R.E. Lovelady, an executive officer of the Subsidiary, in connection with his relocation to its headquarters in Walnut Creek, California. Pursuant to the agreement, the Subsidiary agreed to loan Mr. Lovelady $105,000 to assist him with the purchase of a home in the Walnut Creek, California area. The loan, which was made on July 24, 1997, provides for an interest rate of 6.65% and is to be forgiven ratably over its five-year term. The Company has also agreed to pay
Mr. Lovelady each year an amount equal to the required income taxes on the amount forgiven in such year, so long as Mr. Lovelady remains an employee of the Company.

    In February, 2000, the Subsidiary entered into an agreement with M.A. Bennett, an executive officer of the Subsidiary, in connection with his relocation to its headquarters in Walnut Creek, California. Pursuant to the agreement, the Subsidiary agreed to loan Mr. Bennett $100,000 to assist him with the purchase of a home in the Walnut Creek, California area. The loan, which was made on February 24, 2000, provided for an interest rate of 6.56% and is to be forgiven ratably over its five-year term so long as Mr. Bennett remains an employee of the Company.

                           REPORT OF THE STOCK BONUS
                       AND COMPENSATION REVIEW COMMITTEE

    The Stock Bonus and Compensation Review Committee consists of four members of the Board, none of whom is an employee of the Company. One member, E. E. Johnston, retired as a Director and member of the Committee in February, 2000. The purpose of the Committee is to establish compensation for the Company's executive officers and to administer the Company's long-term incentive plan.

    In compensating executives, including the Chief Executive Officer, the Company's policy has been to employ a straightforward compensation program under which a significant portion of compensation is tied to the Company's performance. Given the stability of the senior management team, the Committee believes this approach provides an appropriate incentive to senior management to continually strive to increase long-term profitability. The Committee recognizes that management compensation is a key ingredient in attracting and retaining capable leadership and that the compensation program must afford members of senior management the opportunity to earn levels of compensation that they will find acceptable.

    The major components of executive compensation consist of base salary, bonus, and awards under the Company's incentive equity plan. Base annual salaries for executive officers are set at levels that the Committee believes, based on its study of comparative industry data, are relatively low for the senior management of large, publicly traded retail businesses because of the Committee's preference to focus on incentive based compensation as the primary component of total compensation. The companies surveyed for this comparison have included virtually all of the peer group companies included in the chart appearing under "Performance Graph" on page 9, and certain additional grocery and general merchandise retailers, although the precise group of companies surveyed may vary slightly from year to year. Base annual salaries for executive officers in the fiscal year ended January 27, 2000, ranged from $90,000 to $180,000.

    The more significant component of cash compensation is the Company's bonus program. Under this program the Committee establishes an applicable percentage of the Company's operating income before provisions ("OIBP") for each executive officer at the beginning of each year. OIBP is, essentially, earnings before taxes, profit sharing contributions, senior officer bonuses, and any required LIFO adjustment. The bonus program is designed to produce cash compensation that the Committee believes is fair and competitive for senior management in comparable publicly traded retail businesses if the Company achieves target levels of OIBP. However, the Committee has not established limits on the percentage of cash compensation that may consist of these bonuses for performance above these target levels. The applicable percentage for each executive officer is determined by the committee after review of management's recommendations based on the potential of each such executive officer to contribute to the success of the Company in achieving and exceeding target operating plan results. A cash bonus is paid quarterly to each executive officer in the amount of his applicable percentage of OIBP for that quarter. Bonuses for executive officers in fiscal 2000 ranged from $122,237 to $407,457. These bonuses accounted for approximately 65% of total cash compensation for all executive officers.

    The third component of executive compensation is the periodic granting of equity based awards under the Company's 1995 Long-Term Incentive Plan. Awards under this plan can include restricted stock, stock options, performance shares and stock appreciation rights and can be made to key employees, including executive officers, key general office employees and the top three managers in most stores. This plan is intended to provide compensation that will be an incentive to key employees to enhance the profitable growth of the Company and the value of its common stock. The difference in size of awards under the plan has been based primarily on the general level of responsibility of the recipient. The Committee may also consider subjective factors on a case by case basis, as it believes to be in the Company's best interests. Awards made under the plan have been a relatively small component of executive officer compensation. Since the adoption of the 1995 plan through the end of fiscal 2000, awards, in the aggregate, ranging from 5,625 to 14,100 shares of restricted stock have been made to each executive officer, including the Chief Executive Officer. Approximately 278,000 additional shares of restricted stock have been granted to a total of 440 other recipients under the plan.

    The compensation for the Company's Chief Executive Officer in fiscal 2000 was established in accordance with the foregoing procedures. Base salary for fiscal 2000 was 33% of Mr. Long's aggregate salary and bonus. Mr. Long's applicable percentage in 2000 was unchanged from that of the prior year, with the increase in bonus resulting from the increase in OIBP attained in 2000. In awarding restricted stock to Mr. Long in fiscal 2000, the Committee was aware of Mr. Long's substantial shareholdings in the Company. The Committee believed that his award was appropriate in light of Mr. Long's overall level of compensation and the level of awards made to the other executive officers and key employees.

H.R. Somerset (Chairman)
R.M. Brooks
W.L. Chenevich
M.S. Metz

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

    The Stock Bonus and Compensation Review Committee consists of four members, none of whom is an employee of the Company. One member, E.E. Johnston, retired as a Director and member of the Committee in February, 2000. The other members of the committee are R.M. Brooks, W.L. Chenevich, M.S. Metz, and H.R. Somerset.

                               PERFORMANCE GRAPH

    The graph below indicates the cumulative total shareholder return, including reinvestment of dividends over the last five fiscal years. The stock price performance shown is not necessarily indicative of future price performance.

             COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN AMONG
         LONGS DRUG STORES, S&P 500 INDEX, AND NATIONAL ASSOCIATION OF
                 CHAIN DRUG STORES ("NACDS") PEER GROUP INDEX.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

        LONGS DRUG            NACDS PEER
            Stores  S&P 500  Group Index*
Jan 95     $100.00  $100.00       $100.00
Jan 96     $142.34  $139.00       $131.00
Jan 97     $156.42  $175.00       $165.00
Jan 98     $190.82  $222.00       $260.00
Jan 99     $257.03  $295.00       $454.00
Jan 00     $146.95  $325.00       $302.00

    * The NACDS Peer Group Index is comprised of the following companies:
      CVS; Drug Emporium, Inc.; Horizon Pharmacy; Longs Drug Stores; Phar-Mor, Inc.; Rite Aid Corporation; and Walgreen Co.

                              FINANCIAL STATEMENTS

    The Annual Report of the Company, including financial statements for the fiscal year ended January 27, 2000, is being mailed to all shareholders concurrently with the mailing of this Proxy Statement. A copy of the Company's Form 10-K for such fiscal year may be obtained without charge by writing to Longs Drug Stores Corporation, Attention: Corporate Treasurer, 141 North Civic Drive, Walnut Creek, California 94596.

               COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission
(SEC). Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all
Section 16(a) forms they file.

    Based solely on its review of the copies of such forms received by it, the Company believes that for the fiscal year ended January 27, 2000, all filing requirements applicable to its officers, directors, and greater than ten percent beneficial owners were complied with, except for one late filing of notice reporting the sale of the Company's common stock in fiscal year 2000 by B.E. Kilcourse, Senior Vice President--Chief Information Officer.

                          CERTIFIED PUBLIC ACCOUNTANTS

    The firm of Deloitte & Touche LLP was engaged as certified public accountants for the fiscal year ended January 27, 2000. The Board of Directors, on recommendation of its Audit Committee, has retained the firm for the current fiscal year. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                SHAREHOLDER'S PROPOSALS FOR 2001 ANNUAL MEETING

    Under the rules of the Securities Exchange Commission, in order for a shareholder's proposal to be considered for inclusion in the Company's Proxy Statement for the 2001 Annual Meeting of Shareholders, such proposal must be received at the Company's Executive Offices at 141 North Civic Drive, Post Office Box 5222, Walnut Creek, California 94596, Attention: Corporate Secretary, no later than the close of business on December 15, 2000. In addition, the By-laws of the Company provide for the timing and content of notice which shareholders must provide to the Secretary of the Company for the nomination of directors or other proposals to be properly presented at a shareholders meeting. Pursuant to these provisions, notice of any such nomination or proposal must be received by the Company not less than 30 nor more than 60 days prior to the date of the meeting; however, if shareholders are notified of the meeting date less than 40 days prior to the date of the meeting, then the notice of any such nomination or proposal must be given to the Company within 10 days of the date that shareholders are so notified.

                                 OTHER MATTERS

    As of the date of this Proxy Statement, the Board of Directors knows of no business other than that described above to be presented for action at the meeting, but it is intended that all proxies will be exercised upon any other matters and proposals that may properly come before the meeting or any adjournment thereof, in accordance with the direction of the persons named therein.

PROXY CARD                                                           PROXY CARD
                        LONGS DRUG STORES CORPORATION
               141 NORTH CIVIC DRIVE, WALNUT CREEK, CALIFORNIA

                 ANNUAL MEETING OF SHAREHOLDERS--MAY 16, 2000

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned appoints R.M. LONG, S.D. ROATH, O.D. JONES and each of them proxies for the undersigned, with the powers the undersigned would possess if personally present and with full power of substitution to act and to vote, as designated below, all the shares of the undersigned in Longs Drug Stores Corporation, at the Annual Meeting of its Shareholders to be held on Tuesday, May 16, 2000, at 11:00 A.M., and at any adjournment thereof. In the absence of instructions from me my proxies will vote for all nominees in Proposal 1. My proxies may vote according to their discretion on any other matter which may properly come before the meeting.

This card also provides voting instructions to the trustee of the Longs Drug Stores California, Inc. Employee Profit Sharing Plan. The trustee will vote, as indicated on the reverse side of this card, the shares of common stock credited to my account under the Plan.



-------------------------------------------------------------------------------
                         ^  FOLD AND DETACH HERE  ^




          ADMISSION TICKET TO LONGS ANNUAL MEETING OF SHAREHOLDERS

                                     [LOGO]

This is your Admission Ticket to Longs Annual Meeting of Shareholders to be
  held Tuesday, May 16, 2000 at 11:00 a.m., Pacific Daylight Time, at the Regional Center for the Arts in the Knight Stage 3 Theater, located at 1601
               Civic Drive, Walnut Creek, California, 94596.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED BY THE PROXIES IN THE MANNER DESIGNATED BELOW. IF THIS PROXY IS RETURNED SIGNED BUT WITHOUT A CLEAR VOTING DESIGNATION, THE PROXIES WILL BE VOTED FOR PROPOSAL 1.

                                                          PLEASE MARK
                                                          YOUR VOTES        /X/
                                                          LIKE THIS

The Board of Directors recommends a vote FOR Proposal 1.

Proposal 1.    ELECTION OF DIRECTORS
Nominees:

01  M.S. Metz                FOR    WITHHELD   WITHHELD
02  S.D. Roath               ALL      FOR      FOR ALL
03  G.H. Salto               / /      / /        / /
04  T.R. Sweeney
05  A.G. Wagner

WITHHELD FOR: (Write that nominee's name in the space provided below)

______________________________________________________________
______________________________________________________________
______________________________________________________________

                                                          WILL ATTEND
IF YOU PLAN TO ATTEND THE ANNUAL MEETING,                     / /
PLEASE MARK THE WILL ATTEND BOX

"By checking the box to the right, I consent to future access of the     / /
Annual Report, Proxy Statements prospectuses and other communications electronically via the Internet. I understand that the Company may no longer distribute printed materials to me from any future shareholders meeting until such consent is revoked. I understand that I may revoke any consent at any time by contacting the Company's transfer agent, ChaseMellon, Shareholder Services, Ridgefield Park,
NJ. Also, I understand the costs normally associated with electronic access, such as usage and the telephone charges, will be my responsibility."

SIGNATURE_______________________ SIGNATURE_______________________ DATE__________

NOTE: PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.
-------------------------------------------------------------------------------
                         ^  FOLD AND DETACH HERE  ^


                   ---------------------------------------
                        VOTE BY TELEPHONE OR INTERNET

                         QUICK *** EASY *** IMMEDIATE
                   ---------------------------------------

        YOUR VOTE IS IMPORTANT! -- YOU CAN VOTE IN ONE OF THREE WAYS:

VOTE BY PHONE -- 24 HOURS A DAY, 7 DAYS A WEEK -- HAVE YOUR PROXY CARD IN HAND.

  CALL TOLL-FREE 1-800-840-1208 ON A TOUCH TONE TELEPHONE (NO CHARGE TO YOU).

    ENTER 11-DIGIT CONTROL NUMBER LOCATED BELOW IN THE RIGHT HAND CORNER --
                    FOLLOW THE RECORDED INSTRUCTIONS.

                                     OR

             VOTE BY INTERNET -- 24 HOURS A DAY, 7 DAYS A WEEK

   FOLLOW THE INSTRUCTIONS AT OUR INTERNET ADDRESS: http://www.eproxy.com/LDG

                                     OR

    VOTE BY MAIL -- MARK, SIGN AND DATE YOUR PROXY CARD AND RETURN PROMPTLY
                          IN THE ENCLOSED ENVELOPE.

       IF YOU WISH TO ACCESS FUTURE ANNUAL REPORTS AND PROXY STATEMENTS
         VIA THE INTERNET AND NO LONGER RECEIVE THE PRINTED MATERIALS,
              PLEASE PROVIDE YOUR CONSENT WITH YOUR PROXY VOTE.

        NOTE: IF YOU VOTE BY TELEPHONE OR INTERNET, THERE IS NO NEED TO
                         MAIL BACK YOUR PROXY CARD.

                            THANK YOU FOR VOTING.